Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP REPORTS STRONG SECOND-QUARTER 2021 EARNINGS

•Second-quarter 2021 GAAP earnings of $1.16 per share and $1.18 per share operating
•Company reaffirms 2021 operating earnings (non-GAAP) guidance range of $4.55 to $4.75 per share; maintains 5% to 7% long-term growth rate

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30,			Year-to-date ended June 30,
	2021	2020	Variance	2021	2020	Variance
Revenue ($ in billions):	3.8	3.5	0.3	8.1	7.2	0.9
Earnings ($ in millions):
GAAP	578.2	520.8	57.4	1,153.2	1,016.0	137.2
Operating (non-GAAP)	589.5	533.5	56.0	1,160.0	1,037.7	122.3

EPS ($):
GAAP	1.16	1.05	0.11	2.31	2.05	0.26
Operating (non-GAAP)	1.18	1.08	0.10	2.33	2.10	0.23
EPS based on 500 million shares 2Q 2021, 496 million shares 2Q 2020, 498 million shares YTD 2021 and 495 million shares YTD 2020

COLUMBUS, Ohio, July 22, 2021 -- American Electric Power (Nasdaq: AEP) today reported second-quarter 2021 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP),

of $578 million or $1.16 per share, compared with GAAP earnings of $521 or $1.05 per share in second-quarter 2020. Operating earnings for second-quarter 2021 were $590 million or $1.18 per share, compared with operating earnings of $534 million or $1.08 per share in second-quarter 2020.
Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2021 GAAP earnings and operating earnings for the quarter was due to recent changes in state tax legislation and the mark-to-market impact of economic hedging activities.
A full reconciliation of GAAP earnings to operating earnings for the quarter is included in the tables at the end of this news release.
“The investments we are making in a cleaner, more efficient and resilient energy system to serve our customers continue to drive our strong earnings results. Our Transmission Holding Co. contributed 34 cents per share in the second quarter, up 15 cents from the same period last year. Net plant for the Transmission Holding Co. business increased $1.4 billion, or 13 percent since June 2020,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“In addition to investments in the grid, we are advancing our plan to transition AEP’s generation capacity to approximately 50 percent renewables by 2030. We recently issued requests for proposals (RFP) for large-scale renewable energy resources to serve our Appalachian Power and Southwestern Electric Power Company customers. We also plan to issue an RFP in October 2021 for Public Service Company of Oklahoma’s resource needs as we work to bring up to 16,600 megawatts of new, clean energy online for our customers this decade.
“We are seeing positive signs of economic improvement as the nation recovers from the pandemic. Commercial and industrial sales have bounced back throughout our service territory across nearly all sectors. Residential sales are down compared with the second quarter last year as many customers we serve are now returning to the workplace.
“Our operations and maintenance expenses increased year over year, reflecting reduced O&M spending in the second quarter of 2020 largely in response to the pandemic. We continue to focus on containing costs and have a solid track record of controlling expenses while making needed investments on behalf of our customers,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 21	2Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	228.2	255.9	(27.7)	498.6	501.2	(2.6)
Transmission & Distribution Utilities (b)	153.7	139.5	14.2	268.1	255.7	12.4
AEP Transmission Holdco (c)	168.7	91.5	77.2	340.7	232.1	108.6
Generation & Marketing (d)	52.4	65.9	(13.5)	89.0	94.3	(5.3)
All Other	(24.8)	(32.0)	7.2	(43.2)	(67.3)	24.1
Total GAAP Earnings (Loss)	578.2	520.8	57.4	1,153.2	1,016.0	137.2

Operating Earnings (non-GAAP)	2Q 21	2Q 20	Variance	YTD 21	YTD 20	Variance
Vertically Integrated Utilities (a)	227.0	270.4	(43.4)	497.4	517.6	(20.2)
Transmission & Distribution Utilities (b)	153.7	144.9	8.8	268.1	261.9	6.2
AEP Transmission Holdco (c)	168.9	93.9	75.0	340.9	234.5	106.4
Generation & Marketing (d)	45.3	55.9	(10.6)	77.4	90.6	(13.2)
All Other	(5.4)	(31.6)	26.2	(23.8)	(66.9)	43.1
Total Operating Earnings (non-GAAP)	589.5	533.5	56.0	1,160.0	1,037.7	122.3

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirmed its 2021 operating earnings guidance range of $4.55 to $4.75 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $4.53 to $4.73 per share. See the table below for a full reconciliation of 2021 earnings guidance.

2021 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$4.53	to	$4.73

Mark-to-market impact of commodity hedging activities		(0.02)

State tax law changes		0.04

Operating EPS Guidance	$4.55	to	$4.75

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.
American Electric Power, based in Columbus, Ohio, is powering a cleaner, brighter energy future for its customers and communities. AEP’s approximately 16,800 employees operate and maintain the nation’s largest electricity transmission system and more than 223,000 miles of distribution lines to safely deliver reliable and affordable power to 5.5 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 30,000 megawatts of diverse generating capacity, including more than 5,600 megawatts of renewable energy. The company’s plans include growing its renewable generation portfolio to approximately 50% of total capacity by 2030. AEP is on track to reach an 80% reduction in carbon dioxide emissions from 2000 levels by 2030 and has committed to achieving net zero by 2050. AEP is recognized consistently for its focus on sustainability, community engagement, and diversity, equity and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.
WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the impact of pandemics, including COVID-19, and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, electricity usage, employees, customers, service providers, vendors and suppliers; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation, the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of AEP’s generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build or acquire renewable generation, transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including coal ash and nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, OPEB, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, naturally occurring and human-caused fires, cyber security threats and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Second Quarter of 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		228.2	153.7	168.7	52.4	(24.8)	578.2	$1.16

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(7.1)	—	(7.1)	(0.02)
State Tax Law Changes	(d)	(1.2)	—	0.2	—	19.4	18.4	0.04
Total Special Items		(1.2)	—	0.2	(7.1)	19.4	11.3	$0.02

Operating Earnings (Loss) (non-GAAP)		227.0	153.7	168.9	45.3	(5.4)	589.5	$1.18

Financial Results for the Second Quarter of 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		255.9	139.5	91.5	65.9	(32.0)	520.8	$1.05

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(10.4)	—	(10.4)	(0.02)
COVID-19	(b)	8.8	3.1	0.5	0.1	—	12.5	0.03
Achieving Excellence Program	(c)	5.7	2.3	1.9	0.3	0.4	10.6	0.02
Total Special Items		14.5	5.4	2.4	(10.0)	0.4	12.7	$0.03

Operating Earnings (Loss) (non-GAAP)		270.4	144.9	93.9	55.9	(31.6)	533.5	$1.08

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,525	6,976	(6.5)%
Commercial	5,670	5,150	10.1%
Industrial	8,611	7,699	11.8%
Miscellaneous	549	511	7.4%
Total Retail	21,355	20,336	5.0%

Wholesale Electric (in millions of kWh): (a)	4,487	4,924	(8.9)%

Total KWHs	25,842	25,260	2.3%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,065	6,299	(3.7)%
Commercial	6,488	5,559	16.7%
Industrial	6,338	5,148	23.1%
Miscellaneous	185	180	2.8%
Total Retail (b)	19,076	17,186	11.0%

Wholesale Electric (in millions of kWh): (a)	445	455	(2.2)%

Total KWHs	19,521	17,641	10.7%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power

Financial Results for Year-to-Date 2021
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2021
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		498.6	268.1	340.7	89.0	(43.2)	1,153.2	$2.31

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(11.6)	—	(11.6)	(0.02)
State Tax Law Changes	(d)	(1.2)	—	0.2	—	19.4	18.4	0.04
Total Special Items		(1.2)	—	0.2	(11.6)	19.4	6.8	$0.02

Operating Earnings (Loss) (non-GAAP)		497.4	268.1	340.9	77.4	(23.8)	1,160.0	$2.33

Financial Results for Year-to-Date 2020
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2020
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ in millions)

GAAP Earnings (Loss)		501.2	255.7	232.1	94.3	(67.3)	1,016.0	$2.05

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(4.1)	—	(4.1)	(0.01)
COVID-19	(b)	10.7	3.9	0.5	0.1	—	15.2	0.04
Achieving Excellence Program	(c)	5.7	2.3	1.9	0.3	0.4	10.6	0.02
Total Special Items		16.4	6.2	2.4	(3.7)	0.4	21.7	$0.05

Operating Earnings (Loss) (non-GAAP)		517.6	261.9	234.5	90.6	(66.9)	1,037.7	$2.10

(a)Reflected in Revenues and Income Tax Expense
(b)Reflected in Fuel Expenses, Other Operation Expenses and Income Tax Expense
(c)Reflected in Other Related Charges and Income Tax Expense
(d)Reflected in Income Tax Expense

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2021	2020	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	16,006	15,238	5.0%
Commercial	10,928	10,516	3.9%
Industrial	16,313	16,174	0.9%
Miscellaneous	1,068	1,041	2.6%
Total Retail	44,315	42,969	3.1%

Wholesale Electric (in millions of kWh): (a)	9,129	8,542	6.9%

Total KWHs	53,444	51,511	3.8%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,989	12,599	3.1%
Commercial	12,064	11,432	5.5%
Industrial	11,619	11,056	5.1%
Miscellaneous	351	362	(3.0)%
Total Retail (b)	37,023	35,449	4.4%

Wholesale Electric (in millions of kWh): (a)	1,048	845	24.0%

Total KWHs	38,071	36,294	4.9%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers